Exhibit 32.1

CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, I, Bernard J. Jacob, Chief Executive Officer of Pruco Life Insurance Company of New Jersey (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, containing the unaudited financial statements of Pruco Life of New Jersey Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company of New Jersey) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pruco Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: November 14, 2005

/s/ Bernard J. Jacob

Name: Bernard J. Jacob
Title: Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.